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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-1


Original Principal Class A          840,000,000.00
   Class A-1                        729,600,000.00
   Class A-2                         48,000,000.00
   Class A-3                         62,400,000.00
Number of Class A Bonds (000's)         840,000.00
   Class A-1                            729,600.00
   Class A-2                             48,000.00
   Class A-3                             62,400.00
Original Principal Class B           45,600,000.00
Number of Class B Bond (000's)           45,600.00
Original Principal Certificate       33,600,000.00
Number of Certificate Bond (000's)       33,600.00

                                                     1999 Totals
CLASS A
Principal Distribution - A-1                       118,423,803.93
Class A-1 Interest Distribution                     14,657,671.62

Principal Distribution - A-2                         5,602,511.47
Class A-2 Interest Distribution                      2,581,909.22

Principal Distribution - A-3                         7,283,264.91
Class A-3 Interest Distribution                      3,418,610.58

CLASS B
Principal Distribution                               5,322,385.90
Interest Distribution                                2,634,420.33

Certificates
Principal Distribution                               3,921,758.03
Interest Distribution                                2,058,240.26

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